SPLIT-OFF AGREEMENT

SPLIT-OFF AGREEMENT, dated as of September 5, 2008 (this “Agreement”), with an effective date of August 31, 2008 (the “Effective date”), by and among 1st Home Buy & Sell Ltd., a Nevada corporation (“Seller”), Steve Neil (“Buyer”), Pacific Coast Development Corp., a British Columbia corporation (“PCDC”).

R E C I T A L S

WHEREAS, on July 1, 2006, Seller acquired 233 shares of issued and outstanding common stock of PCDC (“PCDC Shares”) in exchange for $100,000. PCDC is the operating subsidiary of Seller and Seller has no other business operations.

WHEREAS, Buyer desires to acquire the Shares (as defined in Section 1.1) from Seller, and to assume, as between Seller and Buyer, for the return to Seller of 300,000 shares of Seller’s common stock owned by Buyer and Seller shall forgive all debts, obligations and liabilities of both Buyer and PCDC owed to the Seller, on the terms and subject to the conditions specified in this Agreement; and,

WHEREAS, Seller desires to sell and transfer the Shares to the Buyer, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants, promises, and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows.

I.    PURCHASE AND SALE OF STOCK.

1.1           PURCHASED SHARES. Subject to the terms and conditions provided below, Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller, on the Closing Date (as defined in Section 1.3), all the issued and outstanding shares of capital stock of PCDC (the “Shares”) owned by Seller.

1.2           PURCHASE PRICE. The purchase price for the Shares shall be the transfer and delivery by Buyer to Seller of 300,000 shares of common stock of Seller that buyer owns (the “Purchase Price Shares”), deliverable as provided in Section 2.2 and Seller shall forgive all debts, obligations and liabilities of both Buyer and PCDC owed to the Seller.

1.3      CLOSING. The closing of the transactions contemplated in this Agreement (the “Closing”) shall be as of the Effective Date. The date on which the Closing occurs shall be referred to herein as the Closing Date (the “Closing Date”).

II.    CLOSING.

2.1           TRANSFER OF SHARES. At the Closing, Seller shall deliver to Buyer certificates representing the PCDC Shares, duly endorsed to Buyer or as directed by Buyer, which delivery shall vest Buyer with good and marketable title to all of the issued and outstanding shares of capital stock of PCDC owned by Seller, free and clear of all liens and encumbrances.

2.2    PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall deliver to Seller a certificate or certificates representing the Purchase Price Shares duly endorsed to Seller, which delivery shall vest Seller with good and marketable title to the Purchase Price Shares, free and clear of all liens and encumbrances and Seller shall forgive any and all debts of both Buyer and PCDC owed by either to the Seller in exchange for the Purchase Price Shares.

2.3           TRANSFER OF RECORDS. On or before the Closing, Seller shall arrange for transfer to PCDC all existing corporate books and records in Seller’s possession relating to PCDC and its business, including but not limited to all agreements, litigation files, real estate files, intellectual property, Internet domain names, personnel files and filings with governmental agencies; PROVIDED, HOWEVER, when any such documents relate to both Seller and PCDC, only copies of such documents need be furnished. On or before the Closing, Buyer and PCDC shall transfer to Seller all existing corporate books and records in the possession of Buyer or PCDC relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; PROVIDED, HOWEVER, when any such documents relate to both Seller and PCDC or its business, only copies of such documents need be furnished.

III.    BUYER’S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller and the Company that:

3.1           CAPACITY AND ENFORCEABILITY. Buyer has the legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Buyer at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents constitute valid and binding agreements of Buyer, enforceable in accordance with their terms.

3.2           COMPLIANCE. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party or by which Buyer is bound.

3.3           [RESERVED]

3.4           LIABILITIES. Following the Closing, Seller will have no liability for any debts, liabilities or obligations of PCDC or its business or activities, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to PCDC or its business and that may survive the Closing.

3.5           TITLE TO PURCHASE PRICE SHARES. Buyer is the sole record and beneficial owner of the Purchase Price Shares. At Closing, Buyer will have good and marketable title to the Purchase Price Shares, which Purchase Price Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens, and encumbrances and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by applicable securities laws.

IV.    SELLER’S AND PCDC’S REPRESENTATIONS AND WARRANTIES. Seller and PCDC, jointly and severally, represent and warrant to Buyer that:

4.1    ORGANIZATION AND GOOD STANDING. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada. PCDC is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia.

4.2           AUTHORITY AND ENFORCEABILITY. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and all such documents constitute the valid and binding agreements of Seller enforceable in accordance with their terms.

4.3           TITLE TO SHARES. Seller is the sole record and beneficial owner of the Shares. At Closing, Seller will have good and marketable title to the Shares, which Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Buyer, except for restrictions on transfer as contemplated by Section 3.3 above. The Shares constitute all of the issued and outstanding shares of capital stock of PCDC.

V.    OBLIGATIONS OF BUYER PENDING CLOSING. Buyer covenants and agrees that between the date hereof and the Closing:

5.1           NOT IMPAIR PERFORMANCE. Buyer shall not take any intentional action would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing, or in any way impairing the ability of Seller to satisfy its obligations as provided in Article VI.

5.2           ASSIST PERFORMANCE. Buyer shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Seller’s obligations to consummate the transactions contemplated hereby which are dependent upon actions of Buyer and to make and/or obtain any necessary filings and consents in order to consummate the sale transaction contemplated by this Agreement.

VI.    OBLIGATIONS OF SELLER PENDING CLOSING. Seller covenants and agrees that between the date hereof and the Closing:

6.1           BUSINESS AS USUAL. PCDC shall operate and Seller shall cause PCDC to operate in accordance with past practices and shall use best efforts to preserve its goodwill and the goodwill of its employees, customers and others having business dealings with PCDC. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, PCDC shall (a) make all normal and customary repairs to its equipment, assets and facilities, (b) keep in force all insurance, (c) preserve in full force and effect all material franchises, licenses, contracts and real property interests and comply in all material respects with all laws and regulations, (d) collect all accounts receivable and pay all trade creditors in the ordinary course of business at intervals historically experienced, and (e) preserve and maintain PCDC’s assets in their current operating condition and repair, ordinary wear and tear excepted. PCDC shall not (i) amend, terminate or surrender any material franchise, license, contract or real property interest, or (ii) sell or dispose of any of its assets except in the ordinary course of business. Neither PCDC nor Buyer shall take or omit to take any action that results in Seller incurring any liability or obligation prior to or in connection with the Closing.

6.2           NOT IMPAIR PERFORMANCE. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Buyer to satisfy his obligations as provided in Article V.

6.3           ASSIST PERFORMANCE. Seller shall exercise its reasonable best efforts to cause be fulfilled those conditions precedent to Buyer’s obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Buyer to make and/or obtain any necessary filings and consents. Seller shall cause PCDC to comply with its obligations under this Agreement.

VII.    SELLER’S AND PCDC’ CONDITIONS PRECEDENT TO CLOSING. The obligations of Seller and PCDC to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any or all of which may be waived by Seller and the Company in writing):

7.1    REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties of Buyer contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing.

7.2    ADDITIONAL DOCUMENTS. Buyer shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of their obligations hereunder.

VIII.    BUYER’S CONDITIONS PRECEDENT TO CLOSING. The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Buyer in writing):

8.1    REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties of Seller and PCDC contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller and PCDC shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.

IX.    OTHER AGREEMENTS.

9.1           EXPENSES. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

9.2           CONFIDENTIALITY. The parties hereto shall not make any public announcements concerning this transaction other than in accordance with mutual agreement reached prior to any such announcement(s) and other than as may be required by applicable law or judicial process. If for any reason the transactions contemplated hereby are not consummated, then Buyer shall return any information received by Buyer from Seller or PCDC, and Buyer shall cause all confidential information obtained by Buyer concerning PCDC and its business to be treated as such.

9.3    BROKERS’ FEES. No party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

9.4           ACCESS TO INFORMATION POST-CLOSING; COOPERATION.

(a)           Following the Closing, Buyer and PCDC shall afford to Seller and its authorized accountants, counsel, and other designated representatives reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) within the possession or control of Buyer or PCDC insofar as such access is reasonably required by Seller. Information may be requested under this Section 9.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records of PCDC existing at the Closing Date shall be destroyed by Buyer or PCDC after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Seller at least 30 days’ prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.

(b)           Following the Closing, Seller shall afford to PCDC and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) duplicating rights during normal business hours to Information within Seller’s possession or control relating to the business of PCDC. Information may be requested under this Section 9.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of PCDC existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Buyer at least 30 days prior written notice, during which time Buyer shall have the right to examine and to remove any such files, books and records prior to their destruction.

(c)           At all times following the Closing, Seller, Buyer and PCDC shall use reasonable efforts to make available to the other party on written request, the current and former officers, directors, employees and agents of Seller or PCDC for any of the purposes set forth in Section 9.4(a) or (b) above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or PCDC may from time to be involved.

(d)           The party to whom any Information or witnesses are provided under this Section 9.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

(e)           Seller, Buyer, PCDC and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other’s representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party’s own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party’s auditors, attorneys, financial advisors, bankers, other consultants and advisors or person with whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

(f)      Seller, Buyer and PCDC shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

9.5           Intentionally Omitted.

9.6    FILINGS AND CONSENTS. Buyer, at its risk, shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the Shares. Buyer shall indemnify the Seller Indemnified Parties (as defined in Section 11.1 below) against any Losses (as defined in Section 11.1 below) incurred by any Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents. Recognizing that the failure to make and/or obtain any filings or consents may cause Seller to incur Losses or otherwise adversely affect Seller, Buyer and PCDC confirm that the provisions of this Section 9.6 will not limit Seller’s right to treat such failure as the failure of a condition precedent to Seller’s obligation to close pursuant to Article VII above.

X.    TERMINATION. This Agreement may be terminated at, or at any time prior to, the Closing by mutual written consent of Seller, Buyer and the Company. If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party.

XI.    MISCELLANEOUS.

11.1         NOTICES. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

(a)           If to Seller or the Company after the Closing, addressed to:

                                1st Home Buy & Sell Ltd.
2300 W. Sahara Ave., Suite 800
Las Vegas, NV 89102
Attn: Martha Jimenez

(b)             If to Buyer or PCDC, addressed to:

Steve Neil, President
Pacific Coast Development Corp.
15612 37A Avenue
Surrey, BC V3S 0H7

or to such other address as any party hereto shall specify pursuant to this Section 11.1 from time to time.

11.2             EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

11.3             TIME. Time is of the essence with respect to this Agreement.

11.4              REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

11.5             FURTHER ACTS. Seller, Buyer and PCDC shall execute any and all documents and perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

11.6             ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto, including the Company. No provisions of this Agreement or any rights hereunder may be waived by any party without the prior written consent of the Company.

11.7             ASSIGNMENT. No party may assign his or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

11.8             GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts or choice of laws thereof.

11.9             COUNTERPARTS. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

11.10            SECTION HEADINGS AND GENDER. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural, and VICE VERSA, whenever and as often as may be appropriate.

11.11            SPECIFIC PERFORMANCE; REMEDIES. Each of Seller, Buyer and PCDC acknowledges and agrees that the Company would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller, Buyer and PCDC agrees that the Company will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 12.8, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

11.12    SUBMISSION TO JURISDICTION; PROCESS AGENT; NO JURY TRIAL.

(a)       Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in the State of California, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

(b)      EACH PARTY TO THE AGREEMENT HEREBY AGREES TO WAIVE HIS OR HER RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

12.13    CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

SELLER:

1st HOME BUY & SELL LTD.

By:_________________________
Name: Martha Jimenez
Title: President

PACIFIC COAST DEVELOPMENT CORP.

By:_________________________
Name: Steve Neil
Title: President

BUYER:

____________________________
Steve Neil